Sub-Item 77C

THE DREYFUS/LAUREL FUNDS, INC.
Dreyfus Midcap Stock Fund
(formerly, Dreyfus Premier Midcap Stock Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Dreyfus Premier Midcap Stock Fund (the “Fund”), a series of The Dreyfus/Laurel Funds, Inc. was held on October 15, 2008. Out of a total of 7,464,327.339 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 4,253,447.292 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The Agreement and Plan of Reorganization, dated July 24, 2008, attached as Exhibit A to Dreyfus Premier Midcap Stock Fund’s Prospectus/Proxy Statement dated August 4, 2008, between The Dreyfus/Laurel Funds, Inc., on behalf of Dreyfus Premier Midcap Stock Fund, and Dreyfus Premier Manager Funds I, on behalf of Dreyfus Premier S&P STARS Opportunities Fund, and the transactions provided for therein, including the transfer of all of the assets, subject to liabilities, attributable to Class A, Class B, Class C, Class I and Class T shares of Dreyfus Premier Midcap Stock Fund to Dreyfus Premier S&P STARS Opportunities Fund, in exchange for Class A, Class B, Class C, Class I and Class T shares of Dreyfus Premier S&P STARS Opportunities Fund having an aggregate net asset value equal to the value of Dreyfus Premier Midcap Stock Fund’s net assets and the assumption of Dreyfus Premier Midcap Stock Fund’s stated liabilities by Dreyfus Premier S&P STARS Opportunities Fund, the distribution of such shares to the Class A, Class B, Class C, Class I and Class T shareholders of Dreyfus Premier Midcap Stock Fund in liquidation of Dreyfus Premier Midcap Stock Fund, and the subsequent termination of Dreyfus Premier Midcap Stock Fund as a series of The Dreyfus/Laurel Funds Inc., hereby are approved.

Affirmative Votes	Negative Votes	Abstained

3,817,370.577	234,153.954	201,922.761

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Sub-Item 77C

THE DREYFUS/LAUREL FUNDS, INC.
Dreyfus Limited Term Income Fund
(formerly, Dreyfus Premier Limited Term Income Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Dreyfus Premier Limited Term Income Fund (the “Fund”), a series of The Dreyfus/Laurel Funds, Inc. was held on October 15, 2008. Out of a total of 2,884,298.681 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 1,898,692.281 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The Agreement and Plan of Reorganization, dated July 24, 2008, attached as Exhibit A to Dreyfus Premier Limited Term Income Fund’s Prospectus/Proxy Statement dated August 1, 2008, between The Dreyfus/Laurel Funds, Inc., on behalf of Dreyfus Premier Limited Term Income Fund, and Dreyfus Investment Grade Funds, Inc., on behalf of Dreyfus Premier Intermediate Term Income Fund, and the transactions provided for therein, including the transfer of all of the assets, subject to liabilities, attributable to Class A, Class B, Class C and Class I shares of Dreyfus Premier Limited Term Income Fund to Dreyfus Premier Intermediate Term Income Fund, in exchange for Class A shares and Class I shares, respectively, of Dreyfus Premier Intermediate Term Income Fund having an aggregate net asset value equal to the value of Dreyfus Premier Limited Term Income Fund’s net assets and the assumption of Dreyfus Premier Limited Term Income Fund’s stated liabilities by Dreyfus Premier Intermediate Term Income Fund, the distribution of such shares to the Class A, Class B, Class C and Class I shareholders, respectively, of Dreyfus Premier Limited Term Income Fund in liquidation of Dreyfus Premier Limited Term Income Fund, and the subsequent termination of Dreyfus Premier Limited Term Income Fund as a series of The Dreyfus/Laurel Funds Inc., hereby are approved.

Affirmative Votes	Negative Votes	Abstained

1,798,672.384	22,530.765	77,489.132

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Sub-Item 77C

THE DREYFUS/LAUREL FUNDS, INC. Dreyfus Balanced Fund (formerly, Dreyfus Premier Balanced Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Dreyfus Premier Balanced Fund (the “Fund”), a series of The Dreyfus/Laurel Funds, Inc. was held on October 15, 2008. Out of a total of 6,059,155.515 of the Fund’s shares (“Shares”) of common stock outstanding and entitled to vote at the Meeting, a total of 3,388,024.890 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The Agreement and Plan of Reorganization, dated July 24, 2008, attached as Exhibit A to Dreyfus Premier Balanced Fund’s Prospectus/Proxy Statement dated August 4, 2008, between The Dreyfus/Laurel Funds, Inc., on behalf of Dreyfus Premier Balanced Fund, and Dreyfus Premier Manager Funds II, on behalf of Dreyfus Premier Balanced Opportunity Fund, and the transactions provided for therein, including the transfer of all of the assets, subject to liabilities, attributable to Class A, Class B, Class C, Class I and Class T shares of Dreyfus Premier Balanced Fund to Dreyfus Premier Balanced Opportunity Fund, in exchange for Class A, Class B, Class C, Class I and Class T shares of Dreyfus Premier Balanced Opportunity Fund having an aggregate net asset value equal to the value of Dreyfus Premier Balanced Fund’s net assets and the assumption of Dreyfus Premier Balanced Fund’s stated liabilities by Dreyfus Premier Balanced Opportunity Fund, the distribution of such shares to the Class A, Class B, Class C, Class I and Class T shareholders of Dreyfus Premier Balanced Fund in liquidation of Dreyfus Premier Balanced Fund, and the subsequent termination of Dreyfus Premier Balanced Fund as a series of The Dreyfus/Laurel Funds Inc., hereby are approved.

Affirmative Votes	Negative Votes	Abstained

3,037,319.803	128,189.236	222,515.851

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